Exhibit 99.1

OneSpaWorld Reports Third Quarter 2019 Financial Results

Announces Annual Cash Dividend

3Q revenues increased 2% year-over-year, or 3% excluding the impact of Hurricane Dorian

3Q net income attributable to OneSpaWorld totaled $2.4 million

3Q adjusted net income increased 17% year-over-year, or 24% excluding the impact of Hurricane Dorian

Nassau, Bahamas, November 13, 2019 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness services and products on-board cruise ships and in destination resorts around the world, today announced its financial results for its third quarter ended September 30, 2019. The Company noted that its third quarter performance was negatively impacted by Hurricane Dorian and ships that were unexpectedly called out-of-service due to unplanned dry-docks. Hurricane Dorian’s timing, duration, slow movement, and uncertain path up the eastern seaboard, which closed ports from Miami to Port Canaveral, resulted in negative impacts to both cruise line and destination resort revenues.

Third Quarter 2019 Highlights:

•

Total revenues increased 2% to $144.9 million, or 3% excluding the $2.0 million negative impact from Hurricane Dorian and unexpected ships out-of-service, as compared to $142.6 million in the third quarter of fiscal 2018.

•	Net income attributable to OneSpaWorld was $2.4 million as compared to $2.5 million in the third quarter of fiscal 2018.

•

Adjusted net income was $8.5 million, or $9.0 million excluding the $0.5 million negative impact from Hurricane Dorian and unexpected ships out-of-service, as compared to $7.3 million in the third quarter of fiscal 2018.

•

Adjusted net income per diluted share totaled $0.11 on 75 million diluted shares outstanding, or $0.13 per diluted share, excluding; $0.01 per diluted share negative impact of Hurricane Dorian and unexpected ships out-of-service, and $0.01 per diluted share due to the increase in the diluted share count versus guidance .

•

Adjusted EBITDA was $15.4 million, or $15.9 million excluding the $0.5 million negative impact from Hurricane Dorian and unexpected ships out-of- service, as compared to $14.9 million in the third quarter of 2018.

•

Unlevered after-tax free cash flow increased 4% to $14.1 million, or 7% to $14.6 million excluding the $0.5 million negative impact from Hurricane Dorian and ships out-of-service, as compared to $13.6 million in the third quarter of fiscal 2018.

Following quarter end:

The Board of Directors adopted an annual cash dividend program with the initial quarterly dividend payment of $0.04 per common share. The Board’s adoption of an ongoing dividend program follows a comprehensive capital allocation review and reflects the Company’s strong growth prospects and exceptional after-tax free cash flow conversion driven by its advantageous asset-lite business model. The first quarterly dividend is payable on February 28, 2020 to shareholders of record as of the close of business on January 10, 2020.

Leonard Fluxman, Executive Chairman of OneSpaWorld, commented, “Our third quarter performance was highlighted by continued growth in revenues, adjusted EBITDA and adjusted net income and strong after-tax free cash flow conversion – a testament to the strength of our operating model and disciplined execution of our strategy by our team—as we faced higher than expected cruise ship days out-of-service and an unprecedented hurricane in the quarter. Indeed, Hurricane Dorian was a unique storm given its duration, slow movement, strength and path. As ports closed from Miami to Port Canaveral, our focus was on ensuring the safety of our associates and customers. While we have returned to normal operations, we expect a small impact in the fourth quarter related to the hurricane, which is reflected in our updated guidance.”

Leonard Fluxman stated further: “We continue to believe our preeminent market position in a growing industry positions us for success. In accordance with our focus on delivering value to shareholders, we are pleased to announce the initiation of a dividend program as part of our capital allocation framework. This reflects OneSpaWorld’s strong cash flow generation after investment in our growth initiatives.”

Year-to-Date Third Quarter 2019 Highlights:

•	Total revenues increased 4% to $422.8 million compared to $406.9 million in the first nine months of fiscal 2018.

•	Adjusted net income increased 20% to $26.0 million compared to $21.6 million in the first nine months of fiscal 2018.

•	Adjusted EBITDA increased 5% to $45.7 million, compared to $43.4 million in the first nine months of fiscal 2018.

•	Unlevered after-tax free cash flow increased 9% to $42.6 million compared to $38.9 million in the first nine months of fiscal 2018.

The Company’s results are reported in this press release on a GAAP basis and on an as adjusted non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. This press release also refers to Adjusted EBITDA and Adjusted Net Income (non-GAAP financial measures), terms for which the definition and reconciliation are presented below.

Third Quarter Ended September 30, 2019 Compared to September 30, 2018

Total revenues increased 2%, or $2.3 million, to $144.9 million compared with $142.6 million during the third quarter of fiscal 2018. The increase was driven primarily by (i) three incremental net new shipboard health and wellness centers added to the fleet of cruise line partners; (ii) a continued trend towards larger and enhanced shipboard health and wellness centers; and (iii) increasing collaboration with cruise line partners. This growth was partially offset by the negative impacts of Hurricane Dorian and unexpected ships out-of-service. The split of revenue growth between service and product revenues was as follows:

•	Service revenues increased 2%, to $110.6 million.

•	Product revenues were essentially flat at $34.3 million.

Cost of services increased $1.9 million, or 2%, compared to the third quarter of fiscal 2018. The increase was primarily attributable to the increase in service revenues.

Cost of products decreased $0.3 million, or 1%, compared to the third quarter of fiscal 2018. The decrease was primarily attributable to lower product revenues, partially offset by the non-cash impact of purchase price accounting adjustments related to inventory step-up in connection with the Business Combination.

Administrative expenses increased $3.0 million to $5.4 million, compared to $2.4 million in the third quarter of fiscal 2018, driven primarily by expenses incurred to support our operations as a new publicly traded company.

Salary and payroll taxes decreased $1.1 million to $3.0 million, compared to $4.0 million in the third quarter of fiscal 2018, as lower incentive compensation expense offset increased headcount to support our operations as a new publicly traded company.

Amortization of intangible assets increased $3.1 million to $4.0 million, compared to $0.9 million in the third quarter of fiscal 2018, primarily due to the impact of acquired intangible assets in connection with the Business Combination.

Other income (expense), net decreased $4.4 million to an expense of $4.6 million, compared to an expense of $9.0 million in the third quarter of fiscal 2018, primarily due to lower interest expense related to the new debt financing in connection with the Business Combination compared to the amount and cost of debt outstanding in the third quarter of fiscal 2018 prior to the Business Combination.

Provision for income taxes was $0.1 million for the third quarter of fiscal 2019 compared to $0.2 million for the third quarter of fiscal 2018.

Net income attributable to OneSpaWorld was $2.4 million in the third quarter of fiscal 2019 compared to net income of $2.5 million in the third quarter of fiscal 2018.

Balance Sheet and Cash Flow Highlights

•	Cash at the end of the third quarter of fiscal 2019 was $16 million.

•	Total debt, net of deferred financing costs at the end of the third quarter of fiscal 2019 was $226 million.

•	Unlevered After-Tax Free Cash Flow for the third quarter of fiscal 2019 was $14 million.

Q4 2019 and Fiscal Year 2019 Guidance

The Company is updating its fiscal year 2019 guidance to incorporate its revenue, cash flow and net income performance for the first nine months of the year; an increase in share count reflecting the number of fully-diluted shares outstanding as of September 30, 2019, and current expectations for the fourth quarter.

	Current Fiscal 2019 Outlook	Prior Fiscal 2019 Outlook	Q4 2019 Outlook
Total Revenues	$560-565 million	$570-575 million	$137-142 million
Adjusted Net Income	$33-34 million	$32-36 million	$6-8 million
Adjusted Net Income Per Diluted Share	$0.44-0.47	$0.45-0.50	$0.08-0.11
Fully Diluted Shares Outstanding	73.4 million	71.8 million	75.0 million
GAAP Loss Per Share	$(0.67)-(0.64)	$(0.65)-(0.60)	$0.01-0.04
GAAP Basic Share Count	61.1 million	61.1 million	61.1 million
Adjusted EBITDA	$58-60 million	$58-63 million	$12-14 million
Capital Expenditures	$3.4-3.8 million	$3-5 million	$1-1.4 million

*	Prior fiscal year outlook was provided on August 7, 2019
**	Hurricane Dorian and unexpected ships out-of-service negatively impacted total revenues by $2.5 million in current fiscal 2019 outlook and $0.5 million in its Q4 2019 outlook

Conference Call Details

A conference call to discuss the third quarter fiscal 2019 financial results is scheduled for Wednesday, November 13, 2019, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-327-6837 (international callers please dial 631-891-4304) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations and by dialing 844-512-2921 and entering the access code 10007932. The conference call replay will be available from 1:00 p.m. Eastern Time on Wednesday, November 13, 2019 until 12:00 p.m. Eastern Time on Wednesday November 20, 2019. The Webcast replay will remain available for 90 days.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 163 cruise ships and at 70 destination resorts around the world. OneSpaWorld holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd. (“Steiner”), and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter and year-to-date period reflect the operating results of all the businesses acquired in the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
			$	%				$	%
	2019	2018	Inc/(Dec)	Inc/(Dec)	2019 (1)		2018	Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$110,564	$108,113	$2,451	2%	$323,842		$309,004	$14,838	5%
Product revenues	34,337	34,507	(170)	0%	98,955		97,905	1,050	1%

Total revenues	144,901	142,620	2,281	2%	422,797		406,909	15,888	4%

COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	94,199	92,267	1,932	2%	274,063		263,537	10,526	4%
Cost of products	29,980	30,321	(341)	-1%	86,131		84,922	1,209	1%
Administrative	5,393	2,417	2,976	123%	14,754		7,498	7,256	97%
Salary and payroll taxes	2,951	4,002	(1,051)	-26%	57,764		11,509	46,255	402%
Amortization of intangible assets	4,040	880	3,160	359%	9,868		2,640	7,228	274%

Total cost of revenues and operating expenses	136,563	129,887	6,676	5%	442,580		370,106	72,474	20%

Income (loss) from operations	8,338	12,733	(4,395)	-35%	(19,783)		36,803	(56,586)	-154%

OTHER INCOME (EXPENSE), NET:
Interest expense	(4,606)	(9,002)	4,396	-49%	(15,750)		(25,141)	9,391	-37%
Loss on extinguishment of debt	—	—	—	—	(3,413)		—	(3,413)	—
Interest income	35	33	2	6%	35		238	(203)	-85%
Other income (expense)	—	(13)	13	-100%	—		(30)	30	-100%

Total other income (expense), net	(4,571)	(8,982)	4,411	-49%	(19,128)		(24,933)	5,805	-23%

Income (loss) before provision for income taxes	3,767	3,751	16	0%	(38,911)		11,870	(50,781)	-428%
PROVISION FOR INCOME TAXES	97	163	(66)	-40%	220		802	(582)	-73%

Net income (loss)	3,670	3,588	82	2%	(39,131)		11,068	(50,199)	-454%
Net income attributable to noncontrolling interest	1,308	1,073	235	22%	3,040		3,017	23	1%

Net income (loss) attributable to OneSpaWorld	$2,362	$2,515	$(153)	-6%	$(42,171)		$8,051	$(50,222)	-624%

Net income (loss) per share:
Basic	$0.04				$(0.27	) (2)
Diluted	$0.03				$(0.27	) (2)
Weighted average shares outstanding:
Basic	61,118				61,118
Diluted	75,012				61,118

1)

The presentation of the results of operations for the nine months of fiscal year 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to September 30, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2018.

2)

The calculation of net loss per share for year-to-date September 30, 2019 excludes the net loss of ($25,459) for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination. The Company believes this presentation of diluted loss per share provides more comparability for the current and year-to-date successor periods to the Business Combination.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Selected Statistics
Period End Ship Count	162	161	162	161
Average Ship Count (1)	161	160	161	156
Average Weekly Revenue Per Ship	$63,473	$62,787	$61,760	$61,029
Average Revenue Per Shipboard Staff Per Day	$493	$498	$480	$482
Period End Resort Count	69	67	69	67
Average Resort Count (2)	68	61	68	61
Average Weekly Revenue Per Resort	$10,831	$14,403	$12,243	$14,210
Capital Expenditures ($ thousands)	$1,127	$1,312	$2,887	$4,248

	Forecasted
	Q4 2019	FY 2019
Period End Ship Count	170	170
Average Ship Count (1)	164	161
Period End Resort Count	68	68
Average Resort Count (2)	69	68
Capital Expenditures ($ millions)	$1.0 - $1.4	$3.4 - $3.8

(1)

Average Ship Count reflects the fact that during the period ships were in and out of service and is calculated by adding the total number of days that each of the ships generated revenue during the period, divided by the number of calendar days during the period.

(2)

Average Resort Count reflects the fact that during the period destination resort health and wellness centers were in and out of service and is calculated by adding the total number of days that each destination resort health and wellness center generated revenue during the period, divided by the number of calendar days during the period.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow.

We define Adjusted Net Income as net (loss) income, adjusted for non-controlling interest and the impact of certain other items, including normalized interest expense, related party adjustments, increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation, normalized tax expense, non-cash prepaid expenses and non-recurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three-month and nine-month periods ended September 30, 2019.

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, and non-recurring expenses incurred in connection with the Business Combination. All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations.

We define Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net Income (Loss) to Adjusted Net Income for the third quarter and year-to-date periods ended September 30, 2019 and 2018 and Adjusted Net Income Per Diluted Share for the third quarter and year-to-date periods ended September 30, 2019 (amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019 (j)	2018
Net Income (Loss)	$3,670	$3,588	$(39,131)	$11,068
Non-controlling Interest (a)	(1,308)	(1,073)	(3,040)	(3,017)
Interest Expense (b)	—	4,396	2,947	12,337
Loss on Extinguishment of Debt	—	—	3,413	—
Related Party Adjustments (c)	—	135	538	405
Depreciation and Amortization(d)	3,761	—	8,567	—
Change in Control Payments (e)	—	—	26,284	—
Stock-Based Compensation	125	—	20,496	—
Business Combination Costs (f)	2,290	—	5,602	—
Addback for Non-Cash Prepaid Expenses (g)	—	254	276	782

Adjusted Net Income	$8,538	$7,300	$25,952	$21,575

Adjusted Net Income Per Diluted Share	$0.11		$0.35

Diluted Weighted Average Shares Outstanding	75,012		73,424

The following table reconciles Net Income (Loss) to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the third quarter and year-to-date periods ended September 30, 2019 and 2018 (amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019 (j)	2018
Net Income (Loss)	$3,670	$3,588	$(39,131)	$11,068
Provision for Income Taxes	97	163	220	802
Interest Income	(35)	(33)	(35)	(238)
Other Expense	—	13	—	30
Non-controlling Interest (a)	(1,308)	(1,073)	(3,040)	(3,017)
Interest Expense	4,606	9,002	15,750	25,141
Loss on Extinguishment of Debt	—	—	3,413	—
Related Party Adjustments (c)	—	135	538	405
Depreciation and Amortization	5,952	2,858	15,314	8,424
Change in Control Payments (e)	—	—	26,284	—
Stock-based Compensation	125	—	20,496	—
Business Combination Costs (f)	2,290	—	5,602	—
Addback for Non-Cash Prepaid Expenses (g)	—	254	276	782
Non-GAAP Management Adjustments (i)	—	—	—	27

Adjusted EBITDA	$15,397	$14,907	$45,687	$43,424

Capital Expenditures	(1,127)	(1,312)	(2,887)	(4,248)
Cash Taxes	(171)	—	(244)	(300)

Unlevered After-Tax Free Cash Flow	$14,099	$13,595	$42,556	$38,876

The following table reconciles expected Net Income Per Diluted Share of $0.01 to $0.04 to expected Adjusted Net Income Per Diluted Share of $0.08 to $0.11 for Q4 2019:

Earnings Per Diluted Share	$0.01 - $0.04

Depreciation and Amortization (d)	0.06
Business Combination Costs (f)	0.01

Adjusted Net Income Per Diluted Share	$0.08 - $0.11

The following table reconciles expected loss per basic and diluted share of $(0.67) to $(0.64) to expected Adjusted Net Income Per Diluted Share of $0.44 to $0.47 for fiscal year 2019:

Loss Per Basic Share	$(0.67) - $(0.64)

Interest Expense	0.04
Loss On Extinguishment of Debt	0.05
Related Party Adjustments (c)	0.01
Depreciation and Amortization (d)	0.17
Stock-based Compensation	0.28
Change in Control Payments (e)	0.36
Business Combination Costs (f)	0.09
Diluted Shares / Basic Shares Differential (h)	0.11

Adjusted Net Income Per Diluted Share	$0.44 - $0.47

a)	Non-controlling Interest refers to net income attributable to a non-controlling interest in a consolidated subsidiary of OneSpaWorld.

b)

Interest Expense refers to addback to adjust interest expense as if only the new debt financing resulting from the Business Combination was outstanding as of the beginning of the first quarter of fiscal 2018.

c)	Related Party Adjustments refers to adjustments to reflect the impact of agreements with related parties, primarily OSW Predecessor supply agreements with a wholly-owned subsidiary of Steiner Leisure.

d)	Depreciation and Amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.

e)	Change in Control Payments relates to amounts paid to OSW Predecessor executives upon consummation of the Business Combination.

f)	Business Combination Costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the Business Combination.

g)	Addback for Non-Cash Prepaid Expenses refers to non-cash expenses incurred in connection with certain contracts.

h)

Diluted Shares/Basic Shares Differential refers to the impact of using diluted shares to calculate Adjusted Net Income Per Diluted Share, instead of basic shares, which are used to calculate Loss Per Basic Share.

i)	Non-GAAP Management Adjustments refers to adjustments for certain one-time income or expenses and reflects timing discrepancies for certain cash income or expense items.

j)

The presentation of the results of operations for the nine months of fiscal year 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to September 30, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2018.

Contacts:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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